UnionBancorp, Inc. Reports Third Quarter Earnings

OTTAWA, IL -- 10/28/2005 -- Scott A. Yeoman, President and Chief Executive Officer of UnionBancorp, Inc. (NASDAQ: UBCD), announced third quarter earnings of $1,061,000 or $0.25 per diluted share. This compares to $2,617,000 or $0.62 per diluted share earned in the third quarter of 2004. Third quarter 2004 earnings included an approximate $1,700,000 or $0.41 per diluted share net gain on sale (after allocating a portion of the intangible assets and goodwill, taxes and applicable expenses) associated with the Company's divestiture of five western Illinois sales and service center locations. Excluding this net gain from the third quarter 2004, net income would have equaled $917,000 or $0.21 per diluted share.

For the nine months ended September 30, 2005, net income equaled $3,407,000 or $0.80 per diluted share compared to $4,330,000 or $1.02 per diluted share earned in the same period during 2004. Excluding the net gain on sale from the third quarter 2004, net income for the nine months ended September 30, 2004 would have equaled $2,630,000 or $0.61 per diluted share.

"Though loan demand remains soft, we are also benefiting from lower levels of noninterest expense. Improved credit quality, as evidenced by a drop in non-performing loans, has stabilized our reserve levels and has contributed to the positive trends in year-over-year performance," remarked Yeoman on the quarter. "As an organization, we are focusing our efforts on new business generation and building our momentum going into 2006."

Third Quarter 2005 Highlights:

--  Earnings per share decreased 59.7% compared to the third quarter of
    2004 and 24.2% compared to second quarter 2005 levels.

--  The net interest margin, reported at 3.53% at the end of the third quarter 2005, showed an increase over the 3.38% for the third quarter 2004 and a decline as compared with 3.59% reported during the second quarter
    2005.

--  The Company experienced favorable trends in expense control as noninterest expense levels decreased $893,000 or 13.4% during the third quarter of 2005 in comparison to the third quarter of 2004.

--  Contributions to the provision for loan losses decreased $150,000 as compared to the third quarter of 2004.

--  The level of non-performing loans to total end of period loans totaled
    0.92% as of September 30, 2005 compared to 1.09% at September 30, 2004 and
    1.01% at December 31, 2004.

--  Loan demand for the first nine months of 2005 remained soft, as total loans decreased $13.4 million to $405.9 million since December 31, 2004.

--  The Company's Board of Directors, in a continuing effort to enhance stockholder value, approved the payment of an $0.11 quarterly cash dividend on the Company's common stock, marking the 82nd consecutive quarter of dividends paid to stockholders.

--  The Company repurchased 72,492 shares of Company common stock under the Company's stock repurchase plan.
Net Interest Margin

The net interest margin for the third quarter of 2005 was reported at 3.53%, up from 3.38% for the third quarter of 2004 and a decline from 3.59% for the second quarter of 2005. This year-over-year increase was primarily a result of the overall rising interest rate environment and a more disciplined approach to pricing. Tax-equivalent net interest income decreased 3.3% to $5,362,000 for the third quarter of 2005 as compared to $5,547,000 for the third quarter of 2004. Also impacting net interest income levels, when compared to the third quarter of 2004, was the Company's exit of its western Illinois sales and service centers during the third quarter of 2004.

Noninterest Income and Expense

Noninterest income decreased from $5,850,000 during the third quarter of 2004 to $2,014,000 during the third quarter of 2005. The decrease was primarily related to the approximate $3,369,000 gross gain on sale associated with the Company's divestiture of five western Illinois sales and service center locations during the third quarter 2004. Also contributing to the decline was a drop in revenue generated from the mortgage banking division (including gains on sale and servicing income, net of non-cash amortization charges in the carrying value of the mortgage servicing rights portfolio) and a decrease in other fee-based revenue related to the divestiture of the Company's western Illinois sales and service centers.

Noninterest expense experienced an $893,000 or 13.4% decrease for the third quarter of 2005 when compared to the third quarter of 2004. The significant improvement was primarily a result of a decrease in salaries and benefits and other occupancy expense resulting from the divestiture of the Company's western Illinois sales and service centers.

Asset Quality

During the first nine months of 2005, the loan portfolio decreased 3.2% to $405.9 million, as compared to $419.3 million at December 31, 2004. This was due to a continued softening of overall loan demand, normal paydowns and the exiting of high-balance high-risk credits from the portfolio. The level of nonperforming loans to total end of period loans totaled 0.92% as of September 30, 2005 compared to 1.09% on September 30, 2004 and 1.01% at December 31, 2004. Net charge-offs for the third quarter were 0.17% of average loans, as compared to 0.10% for third quarter 2004. The reserve coverage ratio (allowance to nonperforming loans) was reported at 227.94% as of September 30, 2005 as compared to 220.20% as of September 30, 2004 and 231.60% as of December 31, 2004.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory matters; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables Accompanying this press release is the following unaudited financial information:

--  Unaudited Quarterly and Year to Date Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data
UnionBancorp, Inc.
Unaudited Quarterly and Year to Date Highlights
(In Thousands, Except Share Data)

                               Three Months Ended       Nine Months Ended
                                  September 30,            September 30,
                                  ------------             ------------
                                 2005        2004        2005         2004
                                 ----        ----        ----         ----
Operating Highlights
  Net income              $     1,061 $     2,617 $     3,407 $      4,330
  Return on average total
   assets                        0.64%       1.46%       0.69%        0.77%
  Return on average
   stockholders equity           6.18       15.40        6.55         8.51
  Net interest margin            3.53        3.38        3.55         3.34
  Efficiency ratio              77.09       81.85       76.24        81.37

Per Share Data
 Diluted earnings per
  common share            $      0.25 $      0.62 $      0.80 $       1.02
 Book value per common
  share                   $     17.42 $     17.38 $     17.42 $      17.38
 Period end diluted
  weighted average common
  shares outstanding        3,958,948   4,105,872    4,040,309   4,111,378
 Period end common shares
  outstanding               3,855,776   4,030,800    3,855,776   4,030,800

Stock Performance Data
 Market Price:
   Quarter End            $     20.91 $     20.52 $      20.91 $     20.52
   High                   $     21.98 $     20.88 $      22.00 $     23.00
   Low                    $     20.68 $     19.20 $      20.10 $     19.20
 Period end price to
  book value                     1.20        1.18         1.20        1.18

UnionBancorp, Inc.
Unaudited Consolidated Balance Sheets (In Thousands)

                                              September 30,    December 31,
                                                   2005             2004
                                                   ----             ----
Assets
  Cash and cash equivalents                   $  23,577        $  22,802
  Securities available-for-sale                 197,580          191,661
  Loans                                         405,884          419,275
  Allowance for loan losses                      (8,493)          (9,732)
                                              ---------        ---------
    Net loans                                   397,391          409,543
  Cash value of life insurance                   15,360           14,953
  Mortgage servicing rights                       2,607            2,772
  Premises and equipment                         14,126           13,463
  Goodwill                                        6,963            6,963
  Intangible assets, net                            572              703
  Other real estate                                 194              420
  Other assets                                    6,273            6,266
                                              ---------        ---------
    Total assets                              $ 664,643        $ 669,546
                                              =========        =========

Liabilities and stockholders' equity
  Liabilities
    Deposits:
      Noninterest-bearing                     $  56,130        $  55,800
      Interest-bearing                          466,813          456,677
                                              ---------        ---------
        Total deposits                          522,943          512,477

    Federal funds purchased and securities
     sold under agreements to repurchase          5,742           12,722
    Advances from the Federal Home Loan Bank     53,100           61,900
    Notes payable                                10,105            6,629
    Series B mandatory redeemable preferred
     stock                                          831              831
    Other borrowed funds                             10                -
    Other liabilities                             4,248            4,740
                                              ---------        ---------
      Total liabilities                         596,979          599,299

  Stockholders' equity
    Convertible preferred stock                     500              500
    Common stock                                  4,678            4,641
    Surplus                                      23,082           22,632
    Retained earnings                            48,541           46,592
    Accumulated other comprehensive income          895            1,351
                                              ---------        ---------
                                                 77,696           75,716
    Treasury stock, at cost                     (10,032)          (5,469)
                                              ---------        ---------
      Total stockholders' equity                 67,664           70,247
                                              ---------        ---------
        Total liabilities and stockholders'
         equity                               $ 664,643        $ 669,546
                                              =========        =========

UnionBancorp, Inc.
Unaudited Consolidated Statements of Income
(In Thousands, Except Per Share Data)

                                    Three Months Ended   Nine Months Ended
                                        September 30,       September 30,
                                     -----------------   -----------------
                                       2005      2004      2005      2004
                                     -------   -------   -------   -------
Interest income
   Loans                               6,874     6,872    20,075    21,175
   Securities
      Taxable                          1,589     1,304     4,498     4,694
      Exempt from federal income
       taxes                             241       312       762       955
   Federal funds sold and other           16        17        72        32
                                     -------   -------   -------   -------
      Total interest income            8,720     8,505    25,407    26,856
                                     -------   -------   -------   -------
Interest expense
   Deposits                            2,832     2,347     7,722     7,634
   Federal funds purchased and
    securities sold under agreements
    to repurchase                         44        14       155        67
   Advances from the Federal Home
    Loan Bank                            486       691     1,619     2,190
   Series B Mandatory Redeemable          12        12        37        37
   Notes payable                         130        78       293       233
   Other borrowed funds                    -         -         -         -
                                     -------   -------   -------   -------
      Total interest expense           3,504     3,142     9,826    10,161
                                     -------   -------   -------   -------
Net interest income before provision
 for loan losses                       5,216     5,363    15,581    16,695
Provision for loan losses                 50       200       150     1,450
                                     -------   -------   -------   -------
Net interest income after provision
 for loan losses                       5,166     5,163    15,431    15,245
Noninterest income:
   Service charges                       490       742     1,498     2,256
   Trust income                          193       179       595       543
   Mortgage banking income               357       450     1,061     1,665
   Insurance commissions and fees        547       513     1,440     1,754
   Bank owned life insurance (BOLI)      138       129       407       474
   Securities gains, net                   -       122         -       132
   Gain on sale of Assets                  1     3,369         4     4,094
   Other income                          288       346       890     1,046
                                     -------   -------   -------   -------
                                       2,014     5,850     5,895    11,964
                                     -------   -------   -------   -------
Noninterest expense:
   Salaries and employee benefits      3,398     3,828    10,240    12,114
   Occupancy expense, net                407       613     1,186     1,724
   Furniture and equipment expense       518       563     1,403     1,693
   Marketing                             117       137       341       462
   Supplies and printing                  86        91       249       321
   Telephone                             113       129       326       425
   Other real estate owned expense        12         4        46         8
   Amortization of intangible assets      44        72       131       281
   Other expenses                      1,055     1,206     3,001     3,623
                                     -------   -------   -------   -------
                                       5,750     6,643    16,923    20,651
                                     -------   -------   -------   -------
   Income before income taxes          1,430     4,370     4,403     6,558
Income taxes                             369     1,753       996     2,228
                                     -------   -------   -------   -------
   Net income                          1,061     2,617     3,407     4,330
                                     =======   =======   =======   =======
Preferred stock dividends                 52        52       156       156
Net income available for common
 stockholders                          1,009     2,565     3,251     4,174
Basic earnings per common share      $  0.26   $  0.64   $  0.82   $  1.03
                                     =======   =======   =======   =======
Diluted earnings per common share    $  0.25   $  0.62   $  0.80   $  1.02
                                     =======   =======   =======   =======

UnionBancorp, Inc.
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                        Quarters Ended
                     9/30/2005  6/30/2005  3/31/2005  12/31/2004 9/30/2004
                         (Dollars in Thousands, Except Per Share Data)
                    ---------- ---------- ---------- ---------- ----------
Statement of Income
 Data
   Interest income  $    8,720 $    8,545 $    8,142 $    8,056 $    8,505
   Interest expense     (3,504)    (3,265)    (3,057)    (3,089)    (3,142)
                    ---------- ---------- ---------- ---------- ----------
      Net interest
       income            5,216      5,280      5,085      4,967      5,363
   Provision for
    loan losses             50          -        100        300        200
                    ---------- ---------- ---------- ---------- ----------
      Net interest
       income after
       provision for
       loan losses       5,166      5,280      4,985      4,667      5,163
   Noninterest
    income               2,014      2,031      1,850      1,964      6,721
   Noninterest
    expense              5,750      5,627      5,546      6,330      7,514
                    ---------- ---------- ---------- ---------- ----------
   Income (Loss)
    before income
    taxes                1,430      1,684      1,289        301      4,370
   Provision
    (Benefit) for
    income taxes           369        302        325       (172)     1,753
                    ---------- ---------- ---------- ---------- ----------
   Net income (loss)$    1,061 $    1,382 $      964 $      473 $    2,617
                    ========== ========== ========== ========== ==========
   Net income (loss)
    on common stock $    1,009 $    1,330 $      912 $      421 $    2,565
                    ========== ========== ========== ========== ==========

Per Share Data
   Basic earnings
    per common
    shares          $     0.26 $     0.33 $     0.23 $     0.10 $     0.64
   Diluted earnings
    per common
    shares                0.25       0.33       0.22       0.10       0.62
   Cash dividends
    on common stock       0.11       0.11       0.11       0.10       0.10
   Dividend payout
    ratio for common
    stock                41.92%     32.48%     48.79%    110.21%     15.71%
   Book value per
    common share    $    17.42 $    17.40 $    17.27 $    17.30 $    17.38
   Basic weighted
    average common
    shares
    outstanding      3,895,365  3,993,164  4,049,579  4,031,552  4,034,365
   Diluted weighted
    average common
    shares
    outstanding      3,958,948  4,054,804  4,116,342  4,109,357  4,105,872
   Period end common
    shares
    outstanding      3,855,776  3,923,018  4,047,610  4,032,144  4,030,800

Balance Sheet Data
   Securities       $  197,580 $  192,593 $  185,766 $  191,661 $  190,385
   Loans               405,884    404,462    421,523    419,275    413,941
   Allowance for
    loan losses          8,493      9,159      9,948      9,732      9,962
   Total assets        664,643    665,424    661,424    669,546    667,818
   Total deposits      522,943    521,200    503,301    512,477    511,568
   Stockholders'
    equity              67,664     68,749     70,410     70,247     70,561

Earnings Performance
 Data
   Return on average
    total assets          0.64%      0.83%      0.59%      0.28%      1.46%
   Return on average
    stockholders'
    equity                6.18       7.94       5.52       2.78      15.40
   Net interest
    margin ratio          3.53       3.59       3.52       3.33       3.38
   Efficiency
    ratio (1)            77.09      74.27      77.42      88.32      81.85

Asset Quality Ratios
   Non performing
    assets to total
    average assets        0.59%      0.68%      0.61%      0.69%      0.69%
   Non performing
    loans to total
    average loans         0.92       0.95       1.19       1.01       1.09
   Net loan
    charge-offs to
    average loans         0.17       0.19      (0.03)      0.13       0.10
   Allowance for
    loan losses to
    total loans           2.09       2.26       2.36       2.32       2.41
   Allowance for
    loan losses to
    non performing
    loans               227.94     238.83     198.09     231.60     220.20

Capital Ratios
   Average equity to
    average assets       10.33%    10.38%      10.61%      9.98%      9.47%
   Total capital to
    risk adjusted
    assets               13.92     14.26       14.33      14.30      14.36
   Tier 1 leverage        9.30      9.42        9.75       9.54       9.55

(1)  Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provision for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Scott A. Yeoman
President and Chief Executive Officer
UnionBancorp, Inc.
scott.yeoman@ubcd.com

Kurt R. Stevenson
Senior Vice President and Chief Financial Officer
UnionBancorp, Inc.
kurt.stevenson@ubcd.com